Exhibit 10.1
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
AGREEMENT
FOR
ARTIO GLOBAL HOLDINGS LLC

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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ARTICLE 9
Transfers of Interests; Admittance of New Members

Section 9.01. Transfer of Membership Interests	31
Section 9.02. Transfer of Pubco’s Interest	31
Section 9.03. Recognition of Transfer; Substituted and Additional Members	32
Section 9.04. Expense of Transfer; Indemnification	34
Section 9.05. Exchange Agreement	34

ARTICLE 10
Dissolution and Termination

Section 10.01. Dissolution	34
Section 10.02. Termination	36

ARTICLE 11
Exculpation and Indemnification

Section 11.01. Exculpation	36
Section 11.02. Indemnification	37
Section 11.03. Expenses	37
Section 11.04. Non-Exclusivity	38
Section 11.05. Insurance	38

ARTICLE 12
Accounting and Records

Section 12.01. Accounting and Records	38
Section 12.02. Tax Information	38

ARTICLE 13
Arbitration

ARTICLE 14
Miscellaneous Provisions

Section 14.01. Entire Agreement	40
Section 14.02. Binding on Successors	40
Section 14.03. Power of Attorney	40
Section 14.04. Governing Law	40
Section 14.05. Headings	40
Section 14.06. Severability	40
Section 14.07. Notices	40

Page
Section 14.08. Amendments	41
Section 14.09. Appointment of Pell Principal Member and Younes Principal Member	42
Section 14.10. Consent to Jurisdiction and Venue	44

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT FOR
ARTIO GLOBAL HOLDINGS LLC
     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT for Artio Global Holdings LLC (the “Company”) is made and entered into as of [                    ], 2009 by Artio Global Investors Inc. (“Pubco”), Richard C. Pell (“Pell”) and Rudolph-Riad Younes (“Younes” and, together with Pell, the “Principals”), the Richard Pell Family Trust (the “Pell Trust”) and the Rudolph-Riad Younes Family Trust (the “Younes Trust”; and, together with the Pell Trust, the “Trusts”).
     WHEREAS, on November 14, 2007, the Company (f/k/a JB Americas Holdings LLC) was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (the “Delaware Act”) by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware;
     WHEREAS, such Certificate of Formation was amended to change the name of the Company to “Artio Global Holdings LLC” by the filing of a certificate of amendment thereto on June 9, 2008;
     WHEREAS, the Company has been governed by a Limited Liability Company Agreement dated as of November 14, 2007 (the “Original Agreement”);
     WHEREAS, Pubco has served, and will continue to serve, as the managing member (the “Managing Member”) of the Company;
     WHEREAS, pursuant to Section 22 of the Original Agreement, Pubco, acting in its capacity as Managing Member, may cause this Agreement to be executed and delivered;
     WHEREAS, Pubco, acting in its capacity as Managing Member, now wishes to amend and restate the Original Agreement and to convert all of the existing membership interests in the Company into New Class A Units (as defined herein);
     WHEREAS, Pubco heretofore has contributed to the Company all of the class A membership interests in Artio Global Management LLC (“AGM”) and all of the interests in Artio Capital Management LLC (“ACM”) held by Pubco;
     WHEREAS, immediately prior to the IPO (as defined herein), the Company will issue (a) [          ] New Class A Units to Younes, (b) [          ] New Class A Units to the Younes Trust, (c) [          ] New Class A Units to Pell, and (d) [          ] New Class A Units to the Pell Trust upon (i) the contribution to the Company of all of the class B membership interests in AGM held by Younes, Pell and the Trusts, and (ii) the execution and delivery by each of Pell and Younes of a letter agreement terminating such Principal’s interest in ACM.
     WHEREAS, upon the consummation of such contributions and terminations by Pell, Younes and the Trusts, as applicable, and the issuance of New Class A Units to each of Pell, Younes and the Trusts as described above, (a) the Company shall own 100% of the outstanding membership interests of each of AGM and ACM and (b) Pubco, Pell, Younes and the Trusts shall collectively own 100% of the outstanding membership interests of the Company;
     WHEREAS, immediately prior to the IPO, Pubco will issue (a) [     ] shares of its Class B common stock, par value $0.001 per share (the “Class B Stock”) to Younes, (b) [     ] shares of Class B Stock to the Younes Trust, (c) [     ] shares of Class B Stock to Pell, and (d) [     ] shares of Class B Stock to the Pell Trust;
     WHEREAS, Julius Baer Holding Ltd. owns 42,000,000 shares of Pubco’s Class C common stock, par value $0.01 per share (the “Class C Stock”);
     WHEREAS, immediately prior to the IPO, Pell and Younes shall exchange a portion of their New Class A Units pursuant to Section 2.01(a)(ix) of the Exchange Agreement (as defined herein) for shares of Pubco’s Class A common stock, par value $0.001 per share (the “Class A Stock”);
     WHEREAS, Pubco will issue [     ] restricted shares of Class A Stock to its directors (other than Pell) at or shortly after the time of the IPO;
     WHEREAS, the Initial Value of the AMA Business (as such term is defined in the JBIM Agreement) has not previously been distributed to Pubco;
     WHEREAS, Pubco will issue shares of its Class A Stock to the public in an initial public offering of shares of Class A Stock (the “IPO”), and, immediately following the IPO, use the net proceeds received by it from the IPO to redeem: (a) [          ] shares of its Class C Stock outstanding immediately prior to the IPO held by Julius Baer Holding Ltd.; and (b) [          ] shares of its Class A Stock outstanding immediately following the IPO held by each of Pell and Younes, at which time a corresponding number of shares of Class B Stock held by each of Pell and Younes will be cancelled (such redemptions to occur concurrently);
     WHEREAS, Pubco, Pell and Younes desire to enter into this Agreement as their binding agreement with respect to the business and management of the Company and their interests therein and all purposes permitted to a limited liability company under Delaware law; and

     WHEREAS, by its execution of this Agreement, (a) the Pell Trust agrees to be bound by all the terms and provisions of this Agreement as a Permitted Transferee Member (as defined herein) of Pell and the Pell Trust shall have all the rights of a Permitted Transferee Member hereunder, and (b) the Younes Trust agrees to be bound by all the terms and provisions of this Agreement as a Permitted Transferee Member of Younes and the Younes Trust shall have all the rights of a Permitted Transferee Member hereunder.
     NOW, THEREFORE, the Members (as defined herein) hereby agree that the Original Agreement is amended and restated in its entirety to read as follows:
ARTICLE 1
Defined Terms
     The capitalized terms used in this Agreement shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the respective meanings set forth below:
     Section 1.01. Definitions.
     “Adjusted Capital Account” shall mean, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or period, adjusted as follows:
     (a) credit to such Capital Account the sum of (x) any amount which such Member is obligated or has agreed to contribute (but has not yet contributed) to the Company and (y) the amount which such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. § 1.704-2(g)(1) and the penultimate sentence of Treas. Reg. § 1.704-2(i)(5); and
     (b) debit to such Capital Account the items described in subclauses (4), (5) and (6) of Treas. Reg. § 1.704-1(b)(2)(ii)(d).
     “Affiliate” of a specified Person shall mean a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For this purpose, “control” (and with correlative meaning, “controls” and “controlled”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
     “ACM” shall have the meaning set forth in the recitals.

     “AGM” shall have the meaning set forth in the recitals.
     “Agreement” shall mean this Amended and Restated Limited Liability Company Agreement of the Company (including the Exhibits hereto), as amended, modified, supplemented or restated from time to time. This Agreement is the Company’s “operating agreement” within the meaning of the Delaware Act.
     “Annual Income Tax Liability” shall mean, for each Member, such Member’s annual federal, state and local income tax obligations for the applicable calendar year arising from the allocation to such Member of taxable income that is earned by the Company for all periods after the Closing Date (computed without regard to (a) any deduction available for Excess Interest Expense, and (b) any deduction available to Pubco arising out of any exchange pursuant to the Exchange Agreement) based on the assumption that such Member is an individual or, if a greater amount of tax would result, a corporate resident in New York City subject to the maximum federal, New York State and New York City income tax rates, and reduced (but not below zero) by distributions made to such Member for Quarterly Estimated Income Tax with respect to such calendar year pursuant to Section 5.02.
     “Applicable Law” shall mean, to the extent applicable to the Company or its activities or any Member, as applicable: (a) all United States federal and state statutes and laws and all statutes and laws of foreign countries; (b) all rules and regulations (including interpretations thereof) of all regulatory agencies, organizations and bodies; and (c) all rules and regulations (including interpretations thereof) of all self-regulatory agencies, organizations and bodies now or hereafter in effect.
     “Business Interest Expense” shall mean, for any interest expense with respect to Distribution Debt, the interest that is reasonably determined by the Managing Member, in consultation with the Principals, to be fully deductible against the Company’s income, computed as if 100 percent of the Membership Interests were owned by individuals and after taking into account the limitations (if any) imposed by Section 163(h) of the Code and the Treasury Regulations promulgated thereunder, applying the “optional allocation” rule set forth in section V.B. of Internal Revenue Service Notice 89-35.
     “Capital Account” shall have the meaning set forth in Section 6.01.
     “Capital Contribution” shall mean the amount of all cash capital contributions by a Member to the Company and the fair market value of any property contributed by a Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code).
     “Certificate” shall have the meaning set forth in Section 2.01.
     “Class A Stock” shall have the meaning set forth in the recitals.
     “Class B Stock” shall have the meaning set forth in the recitals.
     “Class C Stock” shall have the meaning set forth in the recitals.
     “Closing Date” means the closing date of the IPO.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code.
     “Company” shall have the meaning set forth in the preamble.
     “Company Minimum Gain” means “partnership minimum gain” as that term is defined in Treas. Reg. § 1.704-2(d).
     “Delaware Act” shall have the meaning set forth in the recitals.
     “Depreciation Recapture” shall have the meaning set forth in Section 6.05.
     “Disability” shall mean any physical or mental incapacity which limits a Principal from performing the material and substantial duties of such Principal’s regular occupation for a continuous period of at least 90 days if, as a result of such physical or mental incapacity, such Principal has a 20% or more loss in his or her monthly earnings from such occupation during such 90-day period.
     “Dispute” shall have the meaning set forth in Article 13.
     “Distribution Debt” shall mean (a) any indebtedness, including any continuation, replacement or refinancing of such indebtedness, incurred by the Company to finance one or more distributions comprising the Initial Distributions, and (b) any indebtedness incurred by the Company after the date of the IPO as a continuation, replacement or refinancing of any indebtedness described in clause (a) up to an aggregate amount not to exceed the amount described in clause (a).
     “Equity Securities” shall mean, as applicable, (a) any capital stock, membership interests, other share capital or securities containing any profit participation features, (b) any securities directly or indirectly convertible or exercisable into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible or exercisable into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any equity securities, rights or instruments issued or issuable with respect to any of the foregoing referred to in clauses (a) through (d) above in connection with a combination, subdivision, recapitalization, merger, consolidation, conversion, share exchange or other reorganization or similar event or transaction.
     “Estimated Income Tax Obligation” shall mean, for purposes of calculating Quarterly Estimated Income Tax, 100 percent of the federal, state and local tax liability of the current year, determined on an annualized basis as of the applicable calendar quarter after taking into account prior distributions of Quarterly Estimated Income Tax made in that calendar year.
     “Estimated Initial Principal Distribution” shall have the meaning set forth in Section 5.03.
     “Estimated Initial Pubco Distribution” shall have the meaning set forth in Section 5.03.
     “Excess Interest Expense” shall mean, for any interest expense with respect to Distribution Debt, the portion that is in excess of Business Interest Expense.
     “Exchange Agreement” shall mean that certain Exchange Agreement dated as of [                    ], 2009 among Pubco, Pell, Younes and the other parties thereto, as the same may be amended from time to time in accordance with the terms thereof.
     “Exchange Rate” shall have the meaning set forth in the Exchange Agreement.
     “Fair Market Value” shall mean, with respect to specified property as of any date, the fair market value for such property as between a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell in an arm’s length transaction occurring on such date, taking into account all relevant factors determinative of value, as is reasonably determined in good faith by the Managing Member.
     “Fiscal Year” shall mean, except as otherwise required by Applicable Law, for the Company’s financial reporting and federal income tax purposes, a period commencing January 1 and ending December 31 of each year, or such other period as the Managing Member may determine.
     “Indemnitee” shall have the meaning set forth in Section 11.02.
     “Initial Distributions” means, collectively, the Initial Pubco Distribution and each Initial Principal Distribution.
     “Initial Principal Distribution” shall mean, with respect to each Principal and each Trust, an amount of funds legally available for distribution by the Company equal to the Undistributed Net Income of such Principal or such Trust, as applicable.
     “Initial Pubco Distribution” shall mean an amount of funds legally available for distribution by the Company equal to the sum of (a) $40,100,000 and (b) the sum of (i) the Undistributed Net Income of Pubco and (ii) any undistributed capital contributions made with respect to all businesses other than the AMA Business (as such term is defined in the JBIM Agreement).
     “Initiating Party” shall have the meaning set forth in Article 13.
     “Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
     “IPO” shall have the meaning set forth in the recitals.
     “JBIM Agreement” shall mean the Amended and Restated Operating Agreement for Julius Baer Investment Management LLC, dated May 4, 2004, as the same may have been amended prior to the date hereof.
     “KPMG” shall have the meaning set forth in Section 5.03.
     “Losses” shall have the meaning set forth in Section 11.02.
     “Majority in Interest of the Members” shall mean those holders of New Class A Units who hold in the aggregate more than 66-2/3 % of the New Class A Units then outstanding.
     “Managing Member” shall have the meaning set forth in the recitals.

     “Member” shall mean each Person that executes and delivers this Agreement as a member and each other Person that becomes a member of the Company as provided herein, so long as such Person continues as a member of the Company.
     “Membership Interest” shall mean a New Class A Unit or a membership interest in respect of any other class of Units that hereafter may be issued by the Company in accordance with Section 3.02.
     “Member Nonrecourse Deduction” shall mean “partner nonrecourse deduction” as that term is defined in Treas. Reg. § 1.704-2(i).
     “Member Nonrecourse Loan” shall mean a loan made to, or credit arrangement for the benefit of, the Company by a Member or by a Person related to a Member (as defined in Treas. Reg. § 1.752-4(b)) which by its terms exculpates the Members from personal liability on the debt, but under which such Member or related Person bears the ultimate economic risk of loss within the meaning of Treas. Reg. § 1.752-2.
     “Net Profits” and “Net Losses” for any Fiscal Year or other period shall mean, respectively, an amount equal to the income or loss, as computed for federal income tax purposes, with the following adjustments:
     (a) Any income of the Company which is exempt from federal income tax shall increase such taxable income or shall reduce such taxable loss;
     (b) Any expenditures of the Company which are described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i), shall reduce such taxable income or shall increase such taxable loss;
     (c) Any item which is specially allocated pursuant to Section 6.04 hereof shall not be taken into account in computing such income or loss;
     (d) For purposes of computing gain or loss (whether realized by reason of a sale or distribution) and depreciation and amortization, the basis of any property shall be equal to the amount shown on the Company’s books; and
     (e) Any deemed gain or deemed loss for book purposes resulting from the distribution of appreciated or depreciated property or the adjustment of the value of such property on the Company’s books will be taken into account in computing such income or loss.
     “New Class A Units” shall have the meaning set forth in Section 3.01(a).
     “Nonrecourse Deductions” shall have the meaning set forth in Treas. Reg. § 1.704-2(b).
     “Notice” shall have the meaning set forth in Section 14.07.
     “Original Agreement” shall have the meaning set forth in the recitals.
     “Panel” shall have the meaning set forth in Article 13.
     “Pell” shall have the meaning set forth in the preamble.
     “Pell Principal Member” shall have the meaning set forth in Section 14.09(a).
     “Pell Trust” shall have the meaning set forth in the preamble.
     “Percentage Interest” of each Member is set forth on Exhibit A hereto, which may be amended from time to time and which shall be equal to a fraction (expressed as a percentage), the numerator of which is the number of New Class A Units held by such Member and the denominator of which is the number of New Class A Units held by all the Members (it being understood that if the Company hereafter issues any Equity Securities other than New Class A Units, then this definition shall be changed pursuant to an amendment of this Agreement in accordance with the terms hereof).
     “Permitted Transferee” shall mean: (x) with respect to each Principal or any of his Permitted Transferees: (a) such Principal’s spouse; (b) a lineal descendant of such Principal’s maternal or paternal grandparents (or any such descendant’s spouse); (c) a Charitable Institution (as defined below); (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Principal and any of the Persons described in clause (a), (b) or (c) of this definition; (e) an entity that, for U.S. federal income tax purposes, is disregarded as separate from its owner, of which all of the outstanding equity interests therein are owned by one or more of such Principal and any of the Persons described in clause (a), (b), (c) or (d) of this definition; (f) a legal or personal representative of such Principal in the event of his death or Disability; and (g) a liquidating trust, as defined in Treasury Regulations section 1.7701-4(d), or other entity with comparable characteristics; (y) with respect to the Pell Trust, Pell or any of his Permitted Transferees; and

(z) with respect to the Younes Trust, Younes or any of his Permitted Transferees. For purposes of this definition: (i) “lineal descendants” shall not include any individual adopted after attaining the age of 18 years and such adopted individual’s descendants; (ii) “Charitable Institution” shall refer to an organization described in section 501(c)(3) of the Code which is exempt from income taxation under section 501(a) thereof; and (iii) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate.
     “Permitted Transferee Member” shall mean a Permitted Transferee that is admitted as a Member pursuant to the terms of this Agreement. For the avoidance of doubt, (a) the Pell Trust shall be deemed to be a “Permitted Transferee Member” of Pell for all purposes under this Agreement, and (b) the Younes Trust shall be deemed to be a “Permitted Transferee Member” of Younes for all purposes under this Agreement.
     “Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or other legal entity or organization.
     “Preference Amount” shall mean, with respect to each Member, the amount of each Member’s Capital Account as of the date hereof less (a) in the case of Pubco, the Initial Pubco Distribution and (b) in the case of each Principal and each Trust, the Initial Principal Distribution; provided, however, that no Member’s Preference Amount shall be less than zero.
     “Principal Installment Amount” shall have the meaning set forth in Section 5.03.
     “Principal Member” means, as the context may require, the Pell Principal Member and/or the Younes Principal Member (including, for the avoidance of doubt, any successor thereto designated pursuant to Section 14.09).
     “Principals” shall have the meaning set forth in the preamble.
     “Pubco” shall have the meaning set forth in the preamble.
     “Pubco Installment Amount” shall have the meaning set forth in Section 5.03.
     “Quarterly Estimated Income Tax” shall mean the Estimated Income Tax Obligation of a Member with respect to the applicable calendar quarter, based on the assumption that the Member is an individual or, if a greater amount of tax would result, a corporate resident of New York City subject to the maximum federal, New York State and New York City income tax rates arising from the allocation to such Member of taxable income that is earned by the Company for all periods after the Closing Date (computed without regard to (i) any deduction available for Excess Interest Expense and (ii) any deduction available to Pubco arising out of any exchange pursuant to the Exchange Agreement); provided that if the Annual Income Tax Liability of a Member for a calendar year is less than the sum of the Quarterly Estimated Income Tax distributed to such Member pursuant to Section 5.02 for such calendar year, the amount of the subsequent distribution or distributions, as applicable, of Quarterly Estimated Income Tax shall be reduced by such excess amount.
     “Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of [      ], 2009, among Pubco and the shareholders party thereto, as the same may be amended from time to time in accordance with the terms thereof.
     “Regulatory Allocations” shall have the meaning set forth in Section 6.04(e).
     “Responding Party” shall have the meaning set forth in Article 13.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Subsidiary Partnership” shall mean an entity which is a partnership for U.S. federal income tax purposes and with respect to which the Company Controls (as defined in the Tax Receivable Agreement), directly or indirectly, the general partner or managing member of such entity or otherwise Controls such entity.
     “Tax Matters Member” shall have the meaning set forth in Section 6.07.
     “Tax Receivable Agreement” shall mean the Tax Receivable Agreement, dated as of [     ], 2009, among Pubco, the Company, Pell, Younes and the other parties thereto, as the same may be amended from time to time in accordance with the terms thereof.
     “Transfer” shall have the meaning set forth in Section 9.01.
     “Transaction Documents” shall mean, collectively, this Agreement, the Exchange Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

     “Treasury Regulations” or “Treas. Reg.” shall mean the Federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).
     “Trusts” shall have the meaning set forth in the preamble.
     “Undistributed Net Income” means: (a) in the case of Pubco, an amount equal to the sum of (i) the positive amount, if any, of the net income of the AMA Business (as such term is defined in the JBIM Agreement) earned up to the date hereof, allocated to Pubco and not previously distributed and (ii) the positive amount, if any, of the net income of all businesses other than the AMA Business (as such term is defined in the JBIM Agreement) earned up to the date hereof, allocated to Pubco and not previously distributed; and (b) in the case of each Principal and each Trust, the positive amount, if any, of the net income of the AMA Business (as such term is defined in the JBIM Agreement) earned up to the date hereof, (i) allocated to such Principal with respect to the Units not transferred to the Trust he created and (ii) allocated to such Principal with respect to the Units transferred to the Trust he created or allocated to such Trust, and not previously distributed. The amount of the Undistributed Net Income shall be determined in accordance with the principles set forth in Schedule I.
     “Unit” shall have the meaning set forth in Section 3.01(a).
     “Younes” shall have the meaning set forth in the preamble.
     “Younes Principal Member” shall have the meaning set forth in Section 14.09(b).
     “Younes Trust” shall have the meaning set forth in the preamble.
     Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws.
ARTICLE 2
Organization
     Section 2.01. Formation of Limited Liability Company. The Company was formed as a Delaware limited liability company on November 14, 2007 by the execution and filing of a Certificate of Formation (the “Certificate”) by an authorized person under and pursuant to the Delaware Act, which Certificate was amended on June 9, 2008 by the execution and filing of a certificate of amendment thereto. The Members agree to continue the Company as a limited liability company under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.
     Section 2.02. Company Name. The name of the Company is Artio Global Holdings LLC. The business of the Company may be conducted under that name or such other names as the Managing Member may from time to time designate; provided, however, that the Company complies with Applicable Law relating to name changes and the use of fictitious and assumed names.
     Section 2.03. Purposes of the Company. The business of the Company shall be to carry on any lawful business or activity and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise. The Company shall not conduct any business which is forbidden by or contrary to Applicable Law.

     Section 2.04. Principal Place of Business. The principal place of business of the Company shall be 330 Madison Avenue, New York, New York 10017. The Company may establish or abandon from time to time such additional offices and places of business as the Managing Member may deem appropriate in the conduct of the Company’s business.
     Section 2.05. Registered Office and Agent. The name of the registered agent for service of process of the Company and the address of the Company’s registered office in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, or such other agent or office in the State of Delaware as the Managing Member or the officers may from time to time determine.
     Section 2.06. Qualification in Other Jurisdictions. The Managing Member or the President shall execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business. In those jurisdictions in which the Company may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the Managing Member or the President shall cause the Company to be so qualified or registered in compliance with Applicable Law.
     Section 2.07. Term. The term of the Company shall continue indefinitely unless the Company is dissolved in accordance with the provisions of this Agreement and the Delaware Act.
     Section 2.08. Tax Treatment as Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or officer shall be a partner or joint venturer of any other Member or officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.08, and this Agreement shall not be construed to the contrary. The Members intend that the Company be treated as a partnership under Treas. Reg. § 301.7701-3 and analogous provisions of state tax laws, and the Company shall not elect to be treated as an association taxable as a corporation.

ARTICLE 3
Capitalization
     Section 3.01. Units; Capitalization.
     (a) Units; Capitalization. Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement, shall be represented by units of limited liability company interests (each, a “Unit”). The Company shall have one authorized class of Units, designated “New Class A Units.” The total number of authorized Units consists of 500,000,000 New Class A Units. The ownership by a Member of Units shall entitle such Member to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article 5 and Article 6.
     (b) Certificates; Legends. Units shall be issued in non certificated form; provided that, at the request of any Member, the Managing Member shall cause the Company to issue one or more certificates to such Member representing in the aggregate the Units held by such Member. If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:
This certificate evidences New Class A Units representing a membership interest in Artio Global Holdings LLC and shall be a security within the meaning of Article 8 of the Uniform Commercial Code.
The membership interest in Artio Global Holdings LLC represented by this certificate is subject to restrictions on transfer set forth in the Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC, dated as of [                    ], 2009, among Artio Global Holdings LLC and each of the Members from time to time party thereto, as the same may be amended from time to time.
     (c) List of Units Outstanding. The aggregate number of outstanding Units shall be set forth on Exhibit A attached hereto, as the same may be amended from time to time by the Managing Member in accordance with the terms hereof.
     Section 3.02. Authorization and Issuance of Additional Units.
     (a) The Managing Member shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Managing Member may determine, additional Units (of New Class A Units or new classes) or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the Managing Member), subject to Section 14.08 and to the last sentence of this Section 3.02(a). The Managing Member is expressly authorized to cause the Company to issue an amount of New Class A Units for less than Fair Market Value of a corresponding number of shares of Class A Stock (such corresponding number of shares of Class A Stock to be determined based upon the Exchange Rate then in effect), so long as the board of directors of Pubco concludes in good faith that such issuance is in the best interests of the Company and its Members and duly adopts a resolution to such effect. Set forth on Exhibit B attached hereto are two examples of the operation of the immediately preceding sentence. The Managing Member shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Managing Member in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.02(a), subject to Section 14.08 and to the last sentence of this Section 3.02(a). Notwithstanding anything in this Section 3.02 to the contrary, but subject to the Managing Member’s right to amend or waive this Section 3.02 as provided in Section 14.08, the Managing Member shall not be entitled to cause the Company to issue any Units or other Equity Securities of the Company (other than New Class A Units) without the prior written consent of the Principal Members that are Members of the Company at such time.
     (b) At any time Pubco issues one or more shares of Class A Stock or one or more shares of Class C Stock (other than an issuance of the type covered by Section 3.02(d)), Pubco shall have the right to contribute to the Company all (but not less than all) the net proceeds (if any) received by Pubco with respect to such share or shares of Class A Stock or share or shares of Class C Stock, as the case may be. If Pubco exercises such right to contribute to the Company all (but not less than all) such net proceeds so received by Pubco, then the Managing Member shall have the right to cause the Company to issue a corresponding number of New Class A Units, registered in the name of Pubco (such corresponding number of New Class A Units to be determined based upon the inverse of the Exchange Rate then in effect). Set forth on Exhibit C attached hereto are two examples of the operation of the immediately preceding sentence.
     (c) At any time Pubco issues one or more shares of capital stock of Pubco (other than Class A Stock, Class B Stock or Class C Stock), Pubco shall have the right to contribute all (but not less than all) the net proceeds (if any) received by Pubco with respect to such share or shares of capital stock to the Company. If Pubco exercises such right to contribute to the Company all (but not less than all) such net proceeds so received by Pubco, then, subject to the provisions of Section 3.02(a) (including the last sentence thereof) and Section 14.08, the Managing Member shall cause the Company to issue a corresponding number of Units or other Equity Securities of the Company (other than New Class A Units) (such corresponding number of Units to be determined in good faith by the Managing Member, taking into account the powers, designations, preferences and rights of such capital stock) registered in the name of Pubco.
     (d) At any time Pubco issues one or more shares of Class A Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall have the right to cause the Company to issue a corresponding number of New Class A Units, registered in the name of Pubco (such corresponding number of New Class A Units to be determined based upon the inverse of the Exchange Rate then in effect); provided that Pubco shall be required to contribute all (but not less than all) the net proceeds (if any) received by Pubco from or otherwise in connection with such issuance of one or more shares of Class A Stock, including the exercise price of any option exercised, to the Company. Set forth on Exhibit D attached hereto are two examples of the operation of the immediately preceding sentence. If any such shares of Class A Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the New Class A Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 3.02(d) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Stock vest or are forfeited, then a corresponding number of the New Class A Units (such corresponding number of New Class A Units to be determined based upon the inverse of the Exchange Rate then in effect) issued by the Company in accordance with the preceding provisions of this Section 3.02(d) shall automatically vest or be forfeited. Set forth on Exhibit E attached hereto are three examples of the operation of the immediately preceding sentence. Any cash or property held by either Pubco or the Company or on either’s behalf in respect of dividends paid on restricted Class A Stock that fails to vest shall be returned to the Company upon the forfeiture of such restricted Class A Stock.
     Section 3.03. Redemption of Class A Stock or Class C Stock. If, at any time, one or more shares of Class A Stock or Class C Stock are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement but excluding, for the avoidance of doubt, any conversion of Class C Stock into Class A Stock) by Pubco for cash, then the Managing Member shall have the right to cause the Company, concurrently with such redemption of Class A Stock or Class C Stock, to redeem a corresponding number of New Class A Units held by Pubco (such corresponding number of New Class A Units to be determined based upon the Exchange Rate then in effect), at an aggregate redemption price equal to the aggregate redemption price of the share or shares of

Class A Stock or Class C Stock being redeemed by Pubco (plus any expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Stock or Class C Stock being redeemed by Pubco; Notwithstanding anything in this Section 3.03 to the contrary, the immediately preceding sentence shall not apply to the redemptions by Pubco of Class A Stock and Class C Stock in connection with the IPO that are described in the recitals to this Agreement.
     Section 3.04. Changes In Common Stock. Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of shares of Class A Stock or Class C Stock shall be accompanied by an identical subdivision or combination, as applicable, of the New Class A Units.
ARTICLE 4
Members
     Section 4.01. Names and Addresses. The names and addresses of the Members are set forth on Exhibit A attached hereto and made a part hereof. The Managing Member shall cause Exhibit A to be amended from time to time to reflect the admission of any additional Member, the withdrawal or termination of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any other event requiring amendment of Exhibit A.
     Section 4.02. No Liability for Status as Member. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member shall have any personal liability whatsoever solely by reason of its status as a Member, whether to the Company or to any creditor of the Company, for the debts, obligations or liabilities of the Company or for any of its losses beyond the amount of such Member’s personal obligation to pay its Capital Contribution to the Company, and as otherwise set forth in the Delaware Act or under Applicable Law. Except as otherwise expressly provided in the Delaware Act, the liability of each Member for Capital Contributions shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement. In no event shall any Member enter into any agreement or instrument that would create or purport to create personal liability on the part of any other Member for any debts, obligations or liabilities of the Company without the prior written consent of such other Member. It is acknowledged and agreed that each of Pubco, Pell and Younes is not obligated to pay or make any future Capital Contribution to the Company.

     Section 4.03. No Restrictions Of Business Pursuits Of Member. This Agreement shall not preclude or limit in any respect the right of any Member to engage in or possess any interest in other business ventures of any kind, nature or description.
     Section 4.04. Transactions Between Members and the Company. Except as otherwise provided by Applicable Law, a Member may, but shall not be obligated to, lend money to the Company, act as a surety or guarantor for the Company, or transact other business with the Company, and has the same rights and obligations when transacting business with the Company as a person or entity who is not a Member, provided such transactions shall be entered into on terms and conditions customary in arm’s length transactions between unrelated parties.
     Section 4.05. Meeting of Members. Any action permitted or required to be taken by the Members pursuant to this Agreement may be considered at a meeting of such Members held not less than ten days after notification thereof shall have been given by the Managing Member to all Members. Such notification (a) may be given by the Managing Member, in its discretion, at any time, and (b) shall be given by the Managing Member within 30 days after receipt by the Managing Member of a request for such a meeting made by either Principal or a Majority in Interest of the Members. Any such notification shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the State of Delaware at such reasonable place as the Managing Member shall designate and during normal business hours, and may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. The Members may vote at any such meeting in person or by proxy. Participation in such a meeting shall constitute presence in person at such meeting. No notice of the time, place or purpose of any meeting need be given to any Member who, either before or after the time of such meeting, waives such notice in writing. At any meeting of the Members, a Majority in Interest of the Members (which shall include the Managing Member), whether present in person or by proxy, shall, except as otherwise provided by law or by this Agreement, constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the New Class A Units present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Whenever any Company action is to be taken by vote of the Members at a meeting, it shall be authorized upon receiving the affirmative vote of a Majority in Interest of the Members.

     Section 4.06. Action by Members Without Meeting. Any action permitted or required to be taken by the Members pursuant to this Agreement may be effected at a meeting of the Members or by consent in writing or by electronic transmission of the holders of a Majority in Interest of the Members, with the same effect as if taken at a meeting of the Members.
     Section 4.07. Limited Rights of Members. Other than as provided in this Article 4 and Article 10 (and Article 7 in the case of the Managing Member), no Member, in such Person’s capacity as a Member, shall have the power or authority to act for or on behalf of, or to bind, the Company, or to vote at any meeting of the Members.
ARTICLE 5
Distributions
     Section 5.01. Distributions. To the extent permitted by Applicable Law and hereunder, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine on such record date as the Managing Member may designate and shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions in the amount of the Initial Distributions, as provided in Section 5.03, and that such distributions shall be made only to the recipients thereof specified in Section 5.03 and shall not be made on a pro rata basis; provided further that the Managing Member shall have the obligation to make distributions as set forth in Sections 5.02 and 10.01; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency shall mean the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.01, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.
     Section 5.02. Distributions for Payment of Income Tax. Notwithstanding any provision in this Agreement to the contrary, (a) on or about April 12th, June 12th, September 12th and December 12th of each calendar year (or, if any such date is not a business day, then on the first business day following such date), the Company shall make a distribution to each Member of such amount as may be necessary to allow such Member to pay its Quarterly Estimated Income Tax for the applicable calendar quarter, and (b) by March 12th of the following calendar year, the Company shall make a distribution to each current and former Member of such amount as may be necessary to allow such Member to pay its Annual Income Tax Liability with respect to the prior calendar year. All distributions made to a Member pursuant to this Section 5.02 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to a Member under Section 5.01. For the avoidance of doubt, all distributions made pursuant to this Section 5.02 shall be made on a pro rata basis in accordance with Percentage Interests (before taking into account any set-off provided for in Section 5.03(f)).
     Section 5.03. Initial Distributions.
     (a) No later than 10 business days after the end of the month during which the Closing Date occurs, the Company will cause to be prepared good faith estimates of (i) the Undistributed Net Income of Pubco (the “Estimated Initial Pubco Distribution”) and (ii) the Undistributed Net Income of each Principal and each Trust (each such amount, an “Estimated Initial Principal Distribution”), each of which shall be (A) certified by Pubco’s Chief Financial Officer, (B) accompanied by a schedule showing in reasonable detail the calculations of such estimates, and (C) delivered to Pubco, each Principal and each Trust, together with such officer’s certificate.
     (b) No later than 15 business days after the end of the month during which the Closing Date occurs, the Company shall cause (i) an amount equal to 90% of the Estimated Initial Pubco Distribution (such amount, the “Pubco Installment Amount”) to be distributed to Pubco and (ii) an amount equal to 90% of the Estimated Initial Principal Distribution for each Principal and each Trust (each such amount, a “Principal Installment Amount”) to be distributed to each Principal and each Trust.
     (c) The Company shall cause KPMG LLP (“KPMG”) to review the actual amount of Undistributed Net Income of Pubco, each Principal and each Trust as promptly as practicable, and in no event later than 45 days, after the Closing Date. The Company shall cooperate and assist KPMG in the reviews pursuant to this Section 5.03(c), including by making available to the extent necessary books, records, work papers and personnel. The results of the review by KPMG pursuant to this Section 5.03(c) shall be (i) certified by the Chief Financial Officer of Pubco, (ii) accompanied by a schedule in reasonable detail showing the calculations of such amounts of Undistributed Net Income, (iii) delivered to Pubco, each Principal and each Trust, together with such officer’s certificate, and (iv) final and binding upon the Company, Pubco, each Principal and each Trust absent manifest error.
     (d) (i) If the amount of the Undistributed Net Income of Pubco exceeds the Pubco Installment Amount, the Company shall pay to Pubco the amount of such excess within 10 days after the completion of KPMG’s review pursuant to Section 5.03(c). If the Pubco Installment Amount exceeds the amount of the Undistributed Net Income of Pubco, Pubco shall pay to the Company the amount of such excess within one business day after the completion of KPMG’s review pursuant to Section 5.03(c).
     (ii) If the amount of the Undistributed Net Income for either Principal or either Trust exceeds the Principal Installment Amount for such Principal or such Trust, as applicable, the Company shall pay to such Principal or such Trust the amount of such excess within 10 days after the completion of KPMG’s review pursuant to Section 5.03(c). If the Principal Installment Amount for either Principal or either Trust exceeds the amount of the Undistributed Net Income of such Principal or such Trust, as applicable, such Principal or such Trust shall pay to the Company the amount of such excess within 10 days after the completion of KPMG’s review pursuant to Section 5.03(c).
     (e) The Company shall cause the remaining amount of the Initial Pubco Distribution (i.e., the $40,100,000) to be paid to Pubco within 365 days after the Closing Date.
     (f) (i) Any amounts owed to the Company by Pubco pursuant to Section 5.03(d)(i) may, at the Company’s option, be satisfied by setting off such amounts against any subsequent distributions by the Company to Pubco pursuant to Section 5.03(e) or Section 5.02 and (ii) any amounts owed to the Company by a Principal or a Trust pursuant to Section 5.03(d)(ii) may, at the Company’s option, be satisfied by setting off such amounts against any subsequent distributions by the Company to the applicable Principal or Trust pursuant to Section 5.02.
     Section 5.04. Limitations on Distributions. Notwithstanding anything to the contrary contained in this Agreement, distributions to Members shall be subject to the restrictions contained in §18-607 of the Delaware Act.
     Section 5.05. Withholding.
     (a) Authority to Withhold; Treatment of Withheld Amounts. Notwithstanding any other provision of this Agreement, each Member hereby authorizes the Company and the Managing Member on behalf of the Company to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company (pursuant to any provision of United States federal, state or local or foreign law) with respect to such Member or as a result of such Member’s participation in the Company; and if and to the extent that the Company shall be required to withhold or pay any such withholding or other taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or other tax is paid, which payment shall be deemed to be a distribution with respect to such Member’s Membership Interest in the Company.
     (b) Indemnification. Each Member shall, to the fullest extent permitted by Applicable Law, indemnify and hold harmless the Managing Member and each other Person (other than the Company) who is or who is deemed to be the responsible withholding agent for United States federal, state or local or foreign income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Managing Member’s or such other Person’s gross negligence, willful misconduct or fraud) relating to the Company’s, the Managing Member’s or such other Person’s obligation to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s participation in the Company.
ARTICLE 6
Allocations and Tax Matters
     Section 6.01. Capital Accounts and Adjusted Capital Accounts.
     (a) Establishment of Capital Accounts. There shall be established for each Member on the books of the Company a capital account (a “Capital Account”) initially reflecting an amount equal to such Member’s initial Capital Contribution, if any. The Capital Accounts shall be adjusted from time to time to reflect each Member’s subsequent Capital Contribution pursuant to Section 6.02, if any, allocable shares of Net Profits or Net Losses pursuant to Section 6.03, special allocations pursuant to Section 6.04, distributions pursuant to Sections 5.01, 5.02 and 10.01, or as otherwise required by the Code and Treasury Regulations, including the rules of Treas. Reg. § 1.704-1(b)(2)(iv).
     (b) Certain Adjustments. If allocations are required pursuant to Section 6.05(b) or Section 6.05(c), then the adjustments to the Capital Accounts of the Members in respect of the property described therein shall be made in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(g) for allocations to them of depreciation, depletion, amortization and gain or loss as computed for book purposes, and no further adjustments shall be made to the Capital Accounts to reflect the Members’ shares of the corresponding tax items. For purposes of computing such adjustments to the Capital Accounts, the Company shall utilize the same method of computing depreciation, depletion or amortization with respect to such property as that utilized by the Company for federal income tax purposes, except that the property’s value for book purposes shall be used rather than its adjusted tax basis.
     (c) Adjusted Capital Accounts. The Company shall establish and maintain an Adjusted Capital Account for each Member.
     (d) Transfer of Capital Accounts. In the event of any transfer of any Membership Interest in accordance with Section 9.01, Section 9.02 or Section 9.03, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.
     (e) Negative Balances; Interest. None of the Members shall have any obligation to the Company or to any other Member to restore any negative balance in its Capital Account. No interest shall be paid by the Company on any Capital Contributions.
     (f) No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.
     Section 6.02. Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions to the Company or lend any funds to the Company, although any Member may agree with the Managing Member and become obligated to do so.
     Section 6.03. Allocations of Net Profits and Net Losses. Subject to Section 6.04, Net Profits or Net Losses for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Percentage Interests.
     Section 6.04. Special Allocations. Notwithstanding any other provision of this Agreement, the following allocations shall be made prior to any other allocations under this Agreement and in the following order of priority:
     (a) Minimum gain shall be allocated as follows:
     (i) If there is a net decrease in Company Minimum Gain during any Fiscal Year or period so that an allocation is required by Treas. Reg. § 1.704-2(f), items of income and gain shall be allocated to the Members in the manner and to the extent required by such regulation.

This provision is intended to be a minimum gain chargeback within the meaning of Treas. Reg. § 1.704-2(f)(1) and shall be interpreted and applied consistently therewith.
     (ii) If there is a net decrease in the minimum gain attributable to a Member Nonrecourse Loan during any Fiscal Year or period so that an allocation is required by Treas. Reg. § 1.704-2(i)(4) (minimum gain chargeback attributable to a partner nonrecourse debt), items of income and gain shall be allocated in the manner and to the extent required by such Treasury Regulation.
     (b) If, at the close of any Fiscal Year, allocations of Net Profits or Net Losses pursuant to Section 6.03, or distributions made or to be made pursuant to Section 5.01, 5.02 or 10.01 would not prevent a Member from having, or would cause any Member to have, a negative Adjusted Capital Account balance, then gross income of the Company for such year and each subsequent year (if necessary) shall be allocated to such Member to the extent required to eliminate, as quickly as possible, such negative Adjusted Capital Account balance. This Section 6.04(b) is intended to comply with the qualified income offset requirement of Treas. Reg. § 1.704-1(b)(2)(ii)(d).
     (c) Nonrecourse Deductions, if any, for any Fiscal Year or period shall be allocated in the following order of priority:
     (i) first, to the Members up to an amount equal, and in proportion, to the allocation of Net Profits for such Fiscal Year or period pursuant to Section 6.03; and
     (ii) thereafter, to the Members in proportion to their respective Percentage Interests.
     (d) Any Member Nonrecourse Deduction shall be allocated to the Member that bears the economic risk of loss with respect to the loan giving rise to such deduction within the meaning of Treas. Reg. § 1.752-2.
     (e) The allocations set forth in Section 6.04(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.03. In exercising discretion with respect to such offsetting special allocations, the Managing Member shall take into account future Regulatory Allocations under Section 6.04(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.04(c) or 6.04(d).
     (f) Any deductions attributable to guaranteed payments under Section 707(c) of the Code, and if the amount of such guaranteed payments shall not be sufficient, other expenses deductible under the Code, shall be allocated, among the Members prior to the allocation of Net Profits or Net Losses pursuant to Section 6.03, to the extent necessary to cause their Capital Accounts (computed without regard to the Preference Amounts and the Initial Distributions due to Pubco, Pell, Younes and the Trusts) to be in proportion to their Percentage Interests.
     Section 6.05. Allocation for Income Tax Purposes.
     (a) For federal, state and local income tax purposes, all items of taxable income, gain, loss and deduction for each Fiscal Year or period shall be allocated among the Members in accordance with the manner in which the corresponding items were allocated under Sections 6.03 and 6.04, except as provided in Sections 6.05(b) and 6.05(c) below.
     (b) If property is contributed to the Company by a Member and there is a difference between the basis of such property to the Company for federal income tax purposes and the fair market value at the time of its contribution, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated under the “traditional method” (with curative allocations on sale or other disposition to the extent necessary to ensure that all of the built-in gain on the date of contribution of property by the Member is allocated to such Member) among the Members so as to take account of such book/tax difference as required by Section 704(c) of the Code.
     (c) If property (other than property described in Section 6.05(b)) of the Company is reflected in the Capital Accounts of the Members and on the books of the Company at a book value that differs from the adjusted basis of such property for federal income tax purposes by reason of a revaluation of such property, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated under the “traditional method” among the Members in a manner that takes account of the difference between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as differences between adjusted basis and fair market value are taken into account in determining the Members’ shares of tax items under Section 704(c) of the Code.
     (d) Without altering the overall amount of Net Profits or gross income allocable to any Member, Net Profits or gross income taxable as ordinary income under Sections 1245 and 1250 of the Code, or similar provisions of the Code (the “Depreciation Recapture”), shall, to the extent possible, be allocated to those Members to whom allowances for depreciation or amortization giving rise to Depreciation Recapture were allocated.
     Section 6.06. Regulatory Compliance. The foregoing provisions are intended to comply with Treas. Reg. § 1.704-1(b), and shall be interpreted and applied as provided in such Treasury Regulations. If the Managing Member shall determine that the manner in which the Capital Accounts or Adjusted Capital Accounts, or any increases or decreases thereto, are computed, or the manner in which any allocations are made under Sections 6.03 and 6.04, should be adjusted in order to comply with Sections 704(b) and 704(c) of the Code and Treasury Regulations thereunder, the Managing Member shall make such modifications, provided that the Managing Member shall not modify the manner of making distributions pursuant to this Agreement.
     Section 6.07. Tax Matters Member. The Managing Member shall act as the “tax matters partner” for the Company under Section 6231 of the Code (the “Tax Matters Member”). All expenses incurred by the Managing Member while acting in such capacity shall be paid or reimbursed by the Company. The Managing Member shall keep the other Members reasonably informed regarding actions the Managing Member takes in its capacity as Tax Matters Member and shall not take any material action in such capacity without first consulting the other Members in good faith.
     Section 6.08. Elections. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Company under the Code or other applicable tax law and all material decisions with respect to the calculation of its taxable income or tax loss for tax purposes under the Code or other applicable tax law or any other matter encompassed by this Article 6, shall be made by the Managing Member in accordance with Section 6.07. As required by the Tax Receivable Agreement, the Managing Member shall make, and shall cause each Subsidiary Partnership to make, an election under Section 754 of the Code which election shall be in effect for each taxable year in which Pell, Younes, any Trust or any Permitted Transferee of Pell or Younes Transfers New Class A Units.
     Section 6.09. Continuation of AGM Under Section 708. The Members agree and acknowledge that the contribution of the membership interests of AGM to the Company shall not result in the termination of AGM for federal income tax purposes and that the Company represents the continuation of AGM under Section 708 of the Code.
     Section 6.10. Change of Members’ Percentage Interests. If there is a Transfer of Units by a Member during a Fiscal Year, then there shall be a daily allocation among the Members of Net Profits or Net Losses and the other items allocated under this Article 6 for such Fiscal Year; provided, however, that any item or amount arising from a transaction engaged in by the Company outside the ordinary course of business shall be taken into account as of the date thereof under the closing-of-the-books method.
     Section 6.11. Certain Costs And Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the business of the Company, and (b) in the sole discretion of the Managing Member, reimburse the Managing Member for any out-of-pocket costs, fees and expenses incurred by it in connection therewith. To the extent that the Managing Member reasonably determines in good faith that its expenses are related to the business conducted by the Company and/or its subsidiaries (including any good faith allocation of a portion of expenses that so relate to the business of the Company and/or its subsidiaries and that also relate to other businesses or activities of the Managing Member), then the Managing Member may cause the Company to pay or bear all such expenses of the Managing Member, including, costs of securities offerings not borne directly by Members, compensation and meeting costs of its Board of Directors, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes (which are not based on, or measured by, income) provided that the Company shall not pay or bear any income tax obligations of the Managing Member. Payments under this Section 6.11 are intended to constitute reasonable compensation for past or present services and are not “distributions” within the meaning of §18-607 of the Delaware Act.

ARTICLE 7
Management and Control of Business
     Section 7.01. Management. (a) The Members shall possess all rights and powers as provided in the Delaware Act and otherwise by Applicable Law. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Managing Member of all such powers and rights conferred on them by the Delaware Act with respect to the management and control of the Company.
     (b) Other than with respect to the actions described in Section 10.01(a), the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including any officers thereof), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or officer of the Company) to enter into and perform any document on behalf of the Company.
     (c) The Managing Member shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.
     Section 7.02. Investment Company Act. The Managing Member shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.
ARTICLE 8
Officers
     Section 8.01. Officers. The officers of the Company shall be a President, a Treasurer and a Secretary, all of whom shall be appointed by the Managing Member and who shall hold office until their successors are appointed by the Managing Member. In addition, the Managing Member may appoint one or more Managing Directors, Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem necessary or advisable. Two or more offices may be held by the same individual. The officers of the Company may be removed by the Managing Member at any time for any reason or no reason.
     Section 8.02. Other Officers and Agents. The Managing Member may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member.
     Section 8.03. President. The President shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of Members if present thereat. Except as the Managing Member shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the Company.
     Section 8.04. Managing Director; Vice President. Each Managing Director and each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Managing Member or by the President.
     Section 8.05. Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate account of receipts and disbursements in a book belonging to the Company. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Managing Member or the President. The Treasurer shall disburse the funds of the Company as may be ordered by the Managing Member or the President, taking proper vouchers for such disbursements. He or she shall render to the Managing Member and the President whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Managing Member, the Treasurer shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Managing Member shall prescribe.
     Section 8.06. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Members and all other notices required by Applicable Law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Managing Member or other Members, upon whose requisition the meeting is called as provided in this Agreement. He or she shall record all the proceedings of the meetings of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Managing Member or by the President.
     Section 8.07. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Managing Member or by the President.
ARTICLE 9
Transfers of Interests; Admittance of New Members
     Section 9.01. Transfer of Membership Interests. Other than as provided for below in this Section 9.01 or in Section 9.02, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Membership Interest except with the written consent of the Managing Member, which may be granted or withheld in its sole discretion. Without the consent of the Managing Member (but otherwise in compliance with Sections 9.01 and 9.02), a Member may, at any time, (a) Transfer any portion of such Member’s Membership Interest pursuant to the Exchange Agreement, and (b) Transfer any portion of such Member’s Membership Interest to a Permitted Transferee of such Member. Any purported Transfer of all or a portion of a Member’s Membership Interest not complying with this Section 9.01 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize that purported Transfer or to deal with the Person to which the Transfer purportedly was made. A Person acquiring a Member’s Membership Interest pursuant to this Section 9.01 shall not be admitted as a substituted or additional Member except in accordance with the requirements of Section 9.03, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to such Member’s (i) share of distributions, (ii) share of profits and losses, including Net Profits and Net Losses, and (iii) Capital Account in accordance with Section 6.01(d). Notwithstanding anything in this Section 9.01 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Membership Interest after the designation of a record date and declaration of a distribution pursuant to Section 5.01 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Membership Interest) shall be entitled to receive such distribution in respect of such transferred Membership Interest.
     Section 9.02. Transfer of Pubco’s Interest. Notwithstanding anything contained herein to the contrary, Pubco may Transfer all or any portion of its Membership Interest at any time and from time to time without the consent of the

Managing Member (if the Managing Member is not Pubco at such time) or any other Person. A Person acquiring Pubco’s Membership Interest pursuant to this Section 9.02 shall not be admitted as a substituted or additional Member except in accordance with the requirements of Section 9.03, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to (a) Pubco’s share of distributions, (b) Pubco’s share of profits and losses, including Net Profits and Net Losses, and (c) Pubco’s Capital Account in accordance with Section 6.01(d).
     Section 9.03. Recognition of Transfer; Substituted and Additional Members. (a) No direct or indirect Transfer of all or any portion of a Member’s Membership Interest may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Membership Interest shall be admitted to the Company as a substituted or additional Member hereunder, unless:
     (i) the provisions of Section 9.01 or Section 9.02, as applicable, shall have been complied with;
     (ii) in the case of a substituted or additional Member (other than a Permitted Transferee), the admission of the purchaser, assignee, transferee or other recipient as a substituted or additional Member shall have been approved by the Managing Member (it being understood and agreed that no such approval shall be required or necessary for a Permitted Transferee to be admitted as an additional or substituted Member unless such Permitted Transferee is proposed to be a substituted Member for a Principal Member);
     (iii) the Managing Member shall have been furnished with the documents effecting such Transfer, in form and substance reasonably satisfactory to the Managing Member, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the Managing Member shall have executed (and the Managing Member hereby agrees to execute) any other documents on behalf of itself and the Members required to effect the Transfer;
     (iv) the provisions of Section 9.03(b) shall have been complied with;
     (v) the Managing Member shall be reasonably satisfied that such Transfer will not (A) result in a violation of the Securities Act or any other Applicable Law; or (B) cause an assignment under the Investment Company Act;

     (vi) such Transfer would not cause the Company to lose its status as a partnership for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations, and the transferring Member and the transferee shall each have provided a certificate to that effect;
     (vii) the Managing Member shall have received the opinion of counsel, if any, required by Section 9.03(c) in connection with such Transfer; and
     (viii) all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members.
     (b) Each substituted Member and additional Member shall be bound by all of the provisions of this Agreement. Each substituted Member and additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Managing Member, as the Managing Member reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substituted or additional Member to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by such substituted or additional Member. The admission of a substituted or additional Member shall not require the consent of any Member other than the Managing Member (if and to the extent such consent of the Managing Member is expressly required by this Article 9). As promptly as practicable after the admission of a substituted or additional Member, the books and records of the Company and Exhibit A shall be changed to reflect such admission.
     (c) As a further condition to any Transfer of all or any part of a Member’s Membership Interest, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange Agreement.
     Section 9.04. Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Membership Interest, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.
     Section 9.05. Exchange Agreement. In connection with any Transfer of any portion of a Member’s Membership Interest pursuant to the Exchange Agreement, the Managing Member shall cause the Company to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such Transfer promptly.
ARTICLE 10
Dissolution and Termination
     Section 10.01. Dissolution.
     (a) The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:
     (i) an election by the Managing Member to dissolve, wind up or liquidate the Company; provided, however, that the Managing Member has received the prior written consent of each Principal who is a Member of the Company at such time;
     (ii) the sale, disposition or transfer of all or substantially all of the assets of the Company; provided, however, that the Managing Member shall not allow the Company to make such sale, disposition or transfer to an entity which is treated as a corporation for U.S. federal income tax purposes without the prior written consent of each Principal who is a Member at such time, unless such sale, disposition or transfer involves the sale of all or substantially all of the assets of the Company to an unrelated third party that is not an Affiliate of the Managing Member or the Company;
     (iii) the entry of a decree of dissolution of the Company under §18-802 of the Delaware Act; or
     (iv) at any time there are no members of the Company, unless the Company is continued in accordance with the Delaware Act.
     (b) In the event of a dissolution pursuant to Section 10.01(a), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.01(f) in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with Applicable Laws.
     (c) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until the assets of the Company have been distributed as provided in this Section 10.01 and any filings required by the Delaware Act have been made.
     (d) Upon dissolution, the Company shall be liquidated and wound up in an orderly manner in accordance with the provisions of this Section 10.01. The Managing Member or a Person selected by the Managing Member to act as liquidating trustee, shall wind up the affairs of the Company pursuant to this Agreement. The Managing Member or liquidating trustee, as applicable, is authorized, subject to the Delaware Act, to sell, exchange or otherwise dispose of the assets of the Company, or to distribute Company assets in kind, as the Managing Member or liquidating trustee shall determine to be in the best interests of the Members. The reasonable out-of-pocket expenses incurred by the Managing Member or liquidating trustee in connection with winding up the Company (including legal and accounting fees and expenses), all other liabilities or losses of the Company or the Managing Member or liquidating trustee incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the liquidating trustee shall be borne by the Company. Except as otherwise required by law and except in connection with any gross negligence or willful misconduct of the Managing Member or liquidating trustee, the Managing Member or liquidating trustee shall not be liable to any Member or the Company for any loss attributable to any act or omission of the Managing Member or liquidating trustee taken in good faith in connection with the winding up of the Company and the distribution of Company assets. The Managing Member or liquidating trustee may consult with counsel and accountants with respect to winding up the Company and distributing its assets and shall be justified in acting or omitting to act in accordance with the advice or opinion of such counsel or accountants, provided that the Managing Member or liquidating trustee shall have used reasonable care in selecting such counsel or accountants.
     (e) Upon dissolution of the Company, the expenses of liquidation (including compensation for the services of the liquidating trustee and legal and accounting fees and expenses) and the Company’s liabilities and obligations to creditors shall be paid, or reasonable provisions shall be made for payment thereof, in accordance with Applicable Law, from cash on hand or from the liquidation of Company properties.
     (f) A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 10.01 to minimize any losses otherwise attendant upon such winding up. Notwithstanding the generality of the foregoing, within 180 calendar days after the effective date of dissolution of the Company, the assets of the Company shall be distributed in the following manner and order: (i) all debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves; and (ii) the balance shall be distributed first to the Members in the amount of their respective Preference Amounts and thereafter to the Members in accordance with Section 5.01.
     (g) The Managing Member or liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood and agreed that any such return shall be made solely from Company assets).
     Section 10.02. Termination. The Company shall terminate when all of the assets of the Company, after payment or reasonable provision for the payment of all debts, liabilities and obligations of the Company, shall have been distributed in the manner provided for in this Article 10 and the Certificate shall have been canceled in the manner required by the Delaware Act.
ARTICLE 11
Exculpation and Indemnification
     Section 11.01. Exculpation. To the fullest extent permitted by Applicable Law, and except as otherwise expressly provided herein, no Indemnitee (as defined below) shall be liable to the Company or any other Indemnitee for any Losses (as defined below), which at any time may be imposed on, incurred by, or asserted against, the Company or any other Indemnitee as a result of or arising out of the activities of the Indemnitee in its capacity as an officer of the Company or otherwise on behalf of the Company to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee, except to the extent such Losses arise out of (i) the Indemnitee’s failure to act in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, the Indemnitee’s not having any reasonable cause to believe such conduct was unlawful, (ii) the Indemnitee’s material breach of this Agreement or any other Transaction Document, or (iii) the Indemnitee’s gross negligence or willful misconduct.
     Section 11.02. Indemnification. To the fullest extent permitted by Applicable Law, each of (a) the Members, the Managing Member and their respective Affiliates, (b) the stockholders, members, managers, directors, officers, partners, employees and agents of the Members and the Managing Member and their respective Affiliates, and (c) the officers of the Company (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Losses”), which at any time may be imposed on, incurred by, or asserted against, the Indemnitee as a result of or arising out of this Agreement, the Company, its assets, business or affairs or the activities of the Indemnitee in its capacity as an officer of the Company or otherwise on behalf of the Company to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that the Indemnitee shall not be entitled to indemnification for any Losses to the extent such Losses arise out of (i) the Indemnitee’s failure to act in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, the Indemnitee’s not having any reasonable cause to believe such conduct was unlawful, (ii) the Indemnitee’s material breach of this Agreement or any other Transaction Document, or (iii) the Indemnitee’s gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner specified in clause (i), (ii) or (iii) above. Any indemnification pursuant to this Article 11 shall be made only out of the assets of the Company and no Member shall have any personal liability on account thereof.
     Section 11.03. Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 11.02 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in this Article 11.
     Section 11.04. Non-Exclusivity. The indemnification and advancement of expenses set forth in this Article 11 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Delaware Act, this Agreement, any other agreement, a policy of insurance or otherwise. The indemnification and advancement of expenses set forth in this Article 11 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person.
     Section 11.05. Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article 11.
ARTICLE 12
Accounting and Records
     Section 12.01. Accounting and Records. The books and records of the Company shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Managing Member. The books and records of the Company shall reflect all Company transactions and shall be made and maintained in a manner that is appropriate and adequate for the Company’s business.
     Section 12.02. Tax Information. The Managing Member shall exercise commercially reasonable efforts to send, within 90 days after the end of each Fiscal Year to each Person who was a Member at any time during the Fiscal Year, a Schedule K-1 with respect to the Company and any other information necessary for such Member to file its income tax returns for such Fiscal Year.

ARTICLE 13
Arbitration
     The Members shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder (each, a “Dispute”) by negotiation. If a Dispute between Members cannot be resolved in such manner, such Dispute shall, at the request of any Member, after providing written notice to the other Members party to the Dispute, be submitted to arbitration in The City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The proceeding shall be confidential. The party initially asserting the Dispute (the “Initiating Party”) shall notify the other party (the “Responding Party”) of the name and address of the arbitrator chosen by the Initiating Party and shall specifically describe the Dispute in issue to be submitted to arbitration. Within 30 days of receipt of such notification, the Responding Party shall notify the Initiating Party of its answer to the Dispute, any counterclaim which it wishes to assert in the arbitration and the name and address of the arbitrator chosen by the Responding Party. If the Responding Party does not appoint an arbitrator during such 30-day period, appointment of the second arbitrator shall be made by the American Arbitration Association upon request of the Initiating Party. The two arbitrators so chosen or appointed shall choose a third arbitrator, who shall serve as president of the panel of arbitrators (the “Panel”) thus composed. If the two arbitrators so chosen or appointed fail to agree upon the choice of a third arbitrator within 30 days from the appointment of the second arbitrator, the third arbitrator will be appointed by the American Arbitration Association upon the request of the arbitrators or either of the parties. In all cases, the arbitrators must be persons who are knowledgeable about, and have recognized ability and experience in dealing with, the subject matter of the Dispute. The arbitrators will act by majority decisions. Any decision of the arbitrators shall (a) be rendered in writing and shall bear the signatures of at least two arbitrators, and (b) identify the members of the Panel. Absent fraud or manifest error, any such decision of the Panel shall be final, conclusive and binding on the parties to the arbitration and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided, however, that each party shall pay for and bear the costs of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. The parties shall complete all discovery within 30 days after the Panel is composed, shall complete the presentation of evidence to the Panel within 15 days after the completion of discovery, and a final decision with respect to the matter submitted to arbitration shall be rendered within 15 days after the completion of presentation of evidence. The Members shall cause to be kept a record of the proceedings of any matter submitted to arbitration hereunder.

ARTICLE 14
Miscellaneous Provisions
     Section 14.01. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding by the Members with respect to the subject matter hereof and supersede any prior agreement or understanding by the Members with respect to such subject matter.
     Section 14.02. Binding on Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.
     Section 14.03. Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney-in-fact in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any duly adopted amendment to this Agreement, and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.
     Section 14.04. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.
     Section 14.05. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
     Section 14.06. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held illegal, invalid or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.
     Section 14.07. Notices. Any notice, request, demand, approval, consent, waiver or other communication required or permitted to be given or to be served upon the Company or any Member in connection with this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered in person, (b) sent by facsimile transmission (with the original thereof also contemporaneously given by another method specified in this Section 14.07), (c) sent by a nationally-recognized overnight courier service, or (d) sent by certified or registered mail (postage prepaid, return receipt requested), to the address of such Member specified in Exhibit A, or if to the Company, at its principal office. Any Member or the Company may change its address for Notices by giving Notice of such other address as it, he or she may from time to time designate to all the Members and the Company. Any Notice shall only be duly given and effective upon receipt (or refusal of receipt).
     Section 14.08. Amendments. (a) Subject to Sections 14.08(b) and 14.08(c), this Agreement may be amended or waived, in whole or in part, by a Majority in Interest of the Members with the consent of the Managing Member; provided, however, that, to the extent any amendment or waiver, including any amendment or waiver of the Exhibits attached hereto, would disproportionately and adversely affect the interest of any Member or Members, such amendment or waiver may only be made upon the prior written consent of such Member or Members holding 66-2/3% of the Percentage Interest(s) so affected.
     (b) The prior written consent of each Principal who is then a Member shall be required for any amendment or waiver, including any amendment or waiver of the Exhibits attached hereto, prior to the first date upon which the Percentage Interest of such Principal (including, for this purpose only, the Percentage Interests of the Permitted Transferee Members of such Principal) is less than 2.0%.
     (c) The prior written consent of each Principal who is then a Member shall required for any amendment to or waiver of (i) Section 2.08, (ii) Section 3.02(a), (iii) Section 5.02, (iv) Section 10.01, (v) this Article 14, or (vi) any other provision of this Agreement expressly giving one or more of the Principals and/or the Permitted Transferee Members of the Principals any approval or consent right; provided, however, that the prior written consent of such Principal who is then a Member shall not be required pursuant to this Section 14.08(c) for an amendment to or waiver of Section 3.02(a) if such amendment or waiver relates to a transaction or series of transactions pursuant to which the Company will issue any Units or Equity Securities (other than New Class A Units) to any non-Affiliate of the Company. For purposes of the proviso contained in the immediately preceding sentence, an issuance to Pubco shall not be deemed to be an issuance to an Affiliate of the Company if Pubco issues equivalent Equity Securities to any non-Affiliate of the Company. For the avoidance of doubt, the rights of each Principal under this Section 14.08(c) are in addition to, and not in limitation of, the rights of each Principal under Section 14.08(b).
     (d) For purposes of this Section 14.08, each Principal shall stand in a fiduciary relationship to his Trust similar to that of a trustee.

     Section 14.09. Appointment of Pell Principal Member and Younes Principal Member.
     (a) The Pell Trust and each other Permitted Transferee of Pell that is admitted as a Permitted Transferee Member, by its agreement to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by it, irrevocably appoints Pell (the “Pell Principal Member”) as its agent and representative for (A) all purposes under this Agreement, and (B) the sole purpose of amending, or granting a waiver under, the Exchange Agreement or the Tax Receivable Agreement, and consents to the taking by the Pell Principal Member of (x) any and all actions and the making of any decisions required or permitted to be taken by such Permitted Transferee Member under this Agreement, and (y) any and all actions and the making of any decisions required or permitted to be taken by such Permitted Transferee Member solely in connection with any amendment of, or waiver under, the Exchange Agreement or the Tax Receivable Agreement, in each case, in accordance with this Section 14.09(a); provided, however, that (1) the Pell Principal Member shall only be permitted to act on behalf of his Permitted Transferee Members in accordance with the instructions of those Permitted Transferee Members holding a majority of the New Class A Units held by all such Permitted Transferee Members and (2) the Pell Principal Member shall not be permitted to agree, on behalf of a Permitted Transferee Member, to any amendment of, or waiver under, this Agreement, the Exchange Agreement or the Tax Receivable Agreement to the extent that such amendment or waiver would disproportionately or adversely affect the rights and/or interests of such Permitted Transferee Member relative to the Pell Principal Member or any of his other Permitted Transferee Members without the prior written consent of such Permitted Transferee Member. The Company and the other Members shall be entitled to deal exclusively with the Pell Principal Member on all matters relating to this Agreement and on the matters described in the immediately preceding sentence relating to the other Transaction Documents, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of a Permitted Transferee Member of Pell by the Pell Principal Member, and on any other action taken or purported to be taken on behalf of a Permitted Transferee Member of Pell by the Pell Principal Member, in each case, with respect to such matters, as fully binding upon such Permitted Transferee Member. Upon the death or Disability of the Pell Principal Member or any successor agent and representative, those Permitted Transferee Members of the Pell Principal Member holding a majority of the New Class A Units held by such Permitted Transferee Members shall appoint a Member as their agent and representative for all purposes set forth in this Section 14.09(a), and from and after such appointment such Member shall be deemed to be the Pell Principal Member of such Permitted Transferee Members; provided, however, that, in the case of a Disability of Pell, such appointment shall be automatically revoked upon the discontinuance of such Disability.
     (b) The Younes Trust and each other Permitted Transferee of Younes that is admitted as a Permitted Transferee Member, by its agreement to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by it, irrevocably appoints Younes (the “Younes Principal Member”) as its agent and representative for (A) all purposes under this Agreement, and (B) the sole purpose of amending, or granting a waiver under, the Exchange Agreement or the Tax Receivable Agreement, and consents to the taking by the Younes Principal Member of (x) any and all actions and the making of any decisions required or permitted to be taken by such Permitted Transferee Member under this Agreement, and (y) any and all actions and the making of any decisions required or permitted to be taken by such Permitted Transferee Member solely in connection with any amendment of, or waiver under, the Exchange Agreement or the Tax Receivable Agreement, in each case, in accordance with this Section 14.09(b); provided, however, that (1) the Younes Principal Member shall only be permitted to act on behalf of his Permitted Transferee Members in accordance with the instructions of those Permitted Transferee Members holding a majority of the New Class A Units held by all such Permitted Transferee Members and (2) the Younes Principal Member shall not be permitted to agree, on behalf of a Permitted Transferee Member, to any amendment of, or waiver under, this Agreement, the Exchange Agreement or the Tax Receivable Agreement to the extent that such amendment or waiver would disproportionately or adversely affect the rights and/or interests of such Permitted Transferee Member relative to the Younes Principal Member or any of his other Permitted Transferee Members without the prior written consent of such Permitted Transferee Member. The Company and the other Members shall be entitled to deal exclusively with the Younes Principal Member on all matters relating to this Agreement and on the matters described in the immediately preceding sentence relating to the other Transaction Documents, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of a Permitted Transferee Member of Younes by the Younes Principal Member, and on any other action taken or purported to be taken on behalf of a Permitted Transferee Member of Younes by the Younes Principal Member, in each case, with respect to such matters, as fully binding upon such Permitted Transferee Member. Upon the death or Disability of the Younes Principal Member or any successor agent and representative, those Permitted Transferee Members of the Younes Principal Member holding a majority of the New Class A Units held by such Permitted Transferee Members shall appoint a Member as their agent and representative for all purposes set forth in this Section 14.09(b), and from and after such appointment such Member shall be deemed to be the Younes Principal Member of such Permitted Transferee

Members; provided, however, that, in the case of a Disability of Younes, such appointment shall be automatically revoked upon the discontinuance of such Disability.
     Section 14.10. Consent to Jurisdiction and Venue. Subject to Article 13, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in the County of New York. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 14.07. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the Party was provided Notice in accordance with the methods specified in Section 14.07) in any suit, action or proceeding brought in such courts. [Signature page to follow.]

     IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement as of the date first written above.

ARTIO GLOBAL INVESTORS INC.

By:
Name:
Title:

By:
Name:
Title:

Richard C. Pell

RICHARD PELL FAMILY TRUST

By:
Name: Richard C. Pell
Title: Trustee

Rudolph-Riad Younes

RUDOLPH-RIAD YOUNES FAMILY TRUST

By:
Name: Rudolph-Riad Younes
Title: Trustee